UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 25, 2007

Movie Gallery, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24548	63-1120122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 West Main Street, Dothan, Alabama 36301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (334) 677-2108

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.  Costs Associated with Exit or Disposal Activities.

On September 12, 2007, the Board of Directors of Movie Gallery, Inc. (the “Company”) authorized management to close certain underperforming and unprofitable Movie Gallery and Hollywood Video stores, subject to management’s final determination as to which stores would be affected.  On September 25, 2007, the Company issued a press release announcing its decision to close approximately 520 stores due to continued weakness in the Company’s industry, to conserve cash and to reduce the Company’s overall cost structure.  As previously reported, Alvarez & Marsal has been helping the Company evaluate available strategic and restructuring alternatives, including the identification of underperforming and unprofitable stores.  The stores to be closed represent an estimated $180.0 million in annualized sales.  In connection with the closing of the approximately 520 stores, the Company has retained an outside professional services firm, Great American Group, LLC, to assist the Company with the sale of inventory in these stores, which is expected to be completed before the end of November, 2007.  The Company is currently unable in good faith to make a determination of the aggregate costs to be incurred or the aggregate future cash expenditures to be made in connection with the closing of the approximately 520 stores.

A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

99.1         Press Release dated September 25, 2007.

Forward-Looking Statements

To take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, you are hereby cautioned that this current report on Form 8-K contains forward-looking statements, including descriptions of the Company’s proposed strategic and restructuring alternatives and liquidity outlook, that are based upon the Company’s current intent, estimates, expectations and projections and involve a number of risks and uncertainties.  Various factors exist which may cause results to differ from these expectations.  These risks and uncertainties include, but are not limited to, the risk factors that are discussed from time to time in the Company’s SEC reports, including, but not limited to, the Company’s annual report on Form 10-K for the fiscal year ended January 1, 2006 and subsequently filed quarterly reports on Form 10-Q.  In addition to the potential effect of these ongoing factors, the Company’s liquidity outlook is subject to change based upon the Company’s operating performance, including as a result of changes in the availability of credit from the Company’s suppliers, and there can be no assurance regarding the Company’s ability to complete any restructuring or other transaction.  The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOVIE GALLERY, INC.

Date: September 27, 2007

	BY:	/s/ Thomas D. Johnson, Jr.
Thomas D. Johnson, Jr.
Executive Vice President, Chief Financial Officer